                                                                  Exhibit 11.(a)
                                                                  --------------
               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
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                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   -----------------------------------------

                                                Year ended December 31
                                       ----------------------------------------
                                           1994          1993          1992
                                       ------------  ------------  ------------
Earnings before
  extraordinary loss                   $181,279,000  $116,423,000  $ 72,472,000
Extraordinary loss on
  debt exchange                                  --            --   (17,457,000)
                                       ------------  ------------  ------------
Net earnings                            181,279,000   116,423,000    55,015,000
Less cumulative dividends
  on preferred stock                             --            --     1,995,000
                                       ------------  ------------  ------------
                                       $181,279,000  $116,423,000  $ 53,020,000
                                       ============  ============  ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding                    67,470,998    62,595,152    57,705,524
  Dilutive effect of stock
   options after application
   of treasury-stock method               1,863,171     1,779,666       694,416
                                       ------------  ------------  ------------
                                         69,334,169    64,374,818    58,399,940
                                       ------------  ------------  ------------

Earnings per share:
  Earnings before
   extraordinary
   loss                                       $2.61         $1.81         $1.21
  Extraordinary loss on
   debt exchange                                 --            --          (.30)
                                              -----         -----         -----
  Net earnings                                $2.61         $1.81         $ .91
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